                   AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER


     THIS AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER (this "Amendment"), dated as of April 14, 1999, is made by and among D and W Holdings, Inc., a Delaware corporation ("Parent"), Atrium Corporation, a Delaware corporation (the "Company"), and each of the persons whose names are set forth on the signature pages hereto (collectively, the "Securityholders").

                                PRELIMINARY STATEMENTS

     A. Parent, the Company, D and W Acquisition Corp., a Delaware corporation which was a wholly owned subsidiary of Parent and predecessor by merger to the Company ("Sub"), and the Securityholders entered into an Agreement and Plan of Merger dated as of August 3, 1998 with respect to the merger of Sub with and into the Company (as subsequently amended by Amendment No. 1 to Agreement and Plan of Merger dated as of October 2, 1998, by and among Parent and the individuals set forth on the signature pages thereto, the "Agreement").

     B. Capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Agreement.

     C.   The parties hereto wish to amend the Agreement as set forth herein.

                                      AGREEMENTS

     NOW, THEREFORE, in consideration of the covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and upon the terms and subject to the conditions hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.   DEFINITIONS.

          (a) Section 1.1 of the Agreement is hereby amended by inserting the following new defined terms in the appropriate alphabetical order:

          "FOJTASEK" shall mean Randall S. Fojtasek.

          "INITIAL MAXIMUM SECURITYHOLDER ESCROW AMOUNT" shall mean, with respect to any Securityholder, the amount set forth opposite such Securityholder's name in column C of SCHEDULE I to the Agreement.

          "LETTER OF CREDIT" shall mean the original irrevocable letter of credit in favor of the Escrow Agent in the form of ANNEX I hereto, to be issued by Bankers Trust Company.

          (b) Section 1.1 of the Agreement is hereby amended by amending and restating the following defined terms to read in their entirety as follows:

          "ESCROW AMOUNT" shall mean an amount equal to $15,000,000 deposited with the Escrow Agent (which shall include the Letter of Credit and the funds that may be drawn under the Letter of Credit) minus any amounts paid from the Escrow Amount in accordance with Article 11, or such lesser amount as may be defined as the Escrow Amount from time to time as set forth in Section 11.5(e)(ii).

          "MAXIMUM SECURITYHOLDER ESCROW AMOUNT" shall mean, at any time with respect to any Securityholder, such Securityholder's Initial Maximum Securityholder Escrow Amount, less any amounts previously deducted from such Securityholder's Maximum Securityholder Escrow Amount in accordance with Section 11.5(e) (including such Securityholder's PRO RATA portion (based upon the Maximum Securityholder Escrow Amounts of all Securityholders at the time of such release) of the amount, if any, released to the Representative pursuant to
Section 11.5(e)(ii)); provided, that, the release of any funds by the Escrow Agent to Fojtasek upon the deposit of the Letter of Credit with the Escrow Agent shall not affect Fojtasek's Maximum Securityholder Escrow Amount.

     2. INDEMNIFICATION ESCROW. Each of Parent, the Company and the Securityholders hereby acknowledge and agree that, in accordance with Section
2.10 of the Agreement and in order to secure the indemnity obligations of the Securityholders to the Buyer Indemnified Parties under the Agreement, at the Closing a portion of the Merger Consideration that would otherwise have been required to be delivered to the Securityholders equal to $15,000,000 was deposited and has been held in escrow pursuant to the terms of the Indemnification Escrow Agreement, and that the portion of such amount that was withheld from the portion of the Merger Consideration that would otherwise have been delivered to such Securityholder is set forth opposite such Securityholder's name in column C of Schedule I to the Agreement.

     Each of Parent, the Company and the Securityholders hereby acknowledge and agree that, as promptly as practicable following the execution and delivery of this Amendment by all parties hereto, the Representative, Parent and the Escrow Agent will enter into an amendment to the Indemnification Escrow Agreement in the form of ANNEX II hereto, subject only to the comments, if any, of the Escrow Agent as to its rights and obligations under the Indemnification Escrow Agreement (the "Escrow Agreement Amendment"). Simultaneously with the execution and delivery of the Escrow Agreement Amendment, and in order to secure Fojtasek's indemnity obligations to the Buyer Indemnified Parties, Fojtasek shall deposit the Letter of Credit with the Escrow Agent to be held in accordance with the terms hereof and the Indemnification Escrow Agreement. Each of Parent, the Company and the Securityholders hereby covenant and agree that the Agreement is hereby amended to the extent required to allow the substitution of the Letter of Credit for the portion of the Escrow Amount which was previously deposited on behalf of Fojtasek, and hereby irrevocably waive any breach or default that would otherwise result from such substitution.

     3. AMENDMENT TO SECTION 11.5(e)(i). Section 11.5(e)(i) is hereby amended and restated in its entirety to read as follows:

          "(i) In determining whether a Buyer Indemnified Party is entitled to any amounts from a Securityholder with respect to Buyer Indemnified Company Costs or Buyer Indemnified Securityholder Costs, Section
     11.5(a) and Section 11.5(b) shall apply. Parent hereby covenants and agrees that, with respect to any claim by a Buyer Indemnified Party against any Securityholder for Buyer Indemnified Securityholder Costs payable under this Article 11 other than Title Claims and claims contemplated in Section 13.16, the Buyer Indemnified Party shall seek payment only out of the Escrow Amount for all amounts due to the Buyer Indemnified Party from such Securityholder with respect to such claim in an amount not to exceed such Securityholder's Maximum
     Securityholder Escrow Amount. In the event of any claim by a Buyer Indemnified Party against a Securityholder for Buyer Indemnified Securityholder Costs related to a Title Claim or a claim contemplated in Section 13.16, the Buyer Indemnified Party shall seek payment first out of the Escrow Amount in an amount not to exceed such Securityholder's Maximum Securityholder Escrow Amount and, if such Securityholder's Maximum Securityholder Escrow Amount has been reduced to zero pursuant to this Section 11.5(e), the Buyer Indemnified Party shall be entitled, subject to the terms and conditions of this Agreement, to seek payment directly from such Securityholder for all amounts remaining due to the Buyer Indemnified Party from such Securityholder with respect to such Title Claim or claim contemplated in Section 13.16. If any amount is paid out of the Escrow Amount with respect to any claim against any Securityholder for Buyer Indemnified Securityholder Costs, such Securityholder's Maximum Securityholder Escrow Amount shall be reduced (but not below zero) by the amount so paid. In no event shall the Buyer Indemnified Party be entitled to be paid out of the Escrow Amount in respect of claims against a Securityholder for Buyer Indemnified Securityholder Costs an amount in excess of such Securityholder's Maximum Securityholder Escrow Amount.
     In the event of any claim by a Buyer Indemnified Party against one or more Securityholders for Buyer Indemnified Company Costs, the Buyer Indemnified Party shall seek the amount of such claim from the Escrow Amount, and each Securityholder's Maximum Securityholder Escrow Amount shall be reduced (but not below zero) by such Securityholder's
     PRO RATA portion (based upon the Initial Maximum Securityholder Escrow Amounts of all Securityholders whose respective Maximum Securityholder Escrow Amounts then exceed zero) of the amount paid out of the Escrow Amount in respect of such claim (or, if applicable, such Securityholder's Maximum Securityholder Escrow Amount shall be reduced (but not below zero) by that portion of such Securityholder's Maximum Securityholder Escrow Amount as may be set forth in written release instructions executed and delivered to the Escrow Agent by the Representative on behalf of such Securityholder), and, to the extent that the portion of such claim for which such Securityholder is liable exceeds such Securityholder's Maximum Securityholder Escrow Amount as of the time of payment of such claim out of the Escrow Amount, then the Buyer Indemnified Party shall not be entitled to seek payment from such Securityholder directly for such excess; provided that the Buyer Indemnified Party shall then be entitled to seek the remaining amount of any Buyer Indemnified Company Costs from the Escrow Amount with respect to such other Securityholders whose respective Maximum Securityholder Escrow Amounts then exceed zero, PRO RATA based upon the Initial Maximum Securityholder Escrow Amounts of such Securityholders, until such amounts have been paid in full or each Securityholder's Maximum Securityholder Escrow Amount has been reduced to zero, after which the Buyer Indemnified Party shall not be entitled to seek payment from any Securityholders directly for such excess."

     4. AMENDMENT TO SECTION 12.1. Section 12.1 of the Agreement is hereby amended by inserting the following paragraph immediately prior to the last paragraph of Section 12.1:

          "In addition to the specific grants of authority previously provided for in this Section 12.1, and without limiting such specific grants of authority, Fojtasek hereby acknowledges and agrees that the grant of authority provided for in this Section 12.1 shall include the power and authority of the Representative to cause to be drawn into the account established with the Escrow Agent any and all funds which may be drawn under the Letter of Credit, and to cause such funds to be held, handled and distributed in the same manner as the Representative may cause the other funds held by the Escrow Agent to be held, handled or distributed, including without limitation (i) to distribute those funds in payment, compromise or settlement of any claim, action, proceeding or investigation as contemplated in Section 12.1(c), (including claims asserted under Article 11 of this Agreement), (ii) to cause such funds to be paid out of the escrow account in payment of the full amount of any judgment or judgments and legal interest and costs awarded in favor of any Buyer Indemnified Party arising out of the indemnification provisions set forth in Article 11 of this Agreement, (iii) to use such funds to pay expenses as contemplated in
     Section 12.2, (iv) to invest and reinvest such funds as contemplated in Section 12.4, and (v) to use such funds to pay expenses as contemplated in Section 12.5.

     5. EXPENSES. All costs and expenses incurred by the Representative on behalf of the Securityholders in connection with this Amendment shall be paid by the Company up to a maximum amount of $5,000, and any such expenses in excess of $5,000 shall be paid by Fojtasek.

     6. COUNTERPARTS. This Amendment may be executed and delivered (including by facsimile transmission) in one or more counterparts, all of which shall be considered one and the same Amendment and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAW PROVISIONS.

     8. HEADINGS. The headings of this Amendment are for convenience of reference only and are not part of the this Amendment.

     9. EFFECT OF AMENDMENT. Except as amended hereby, the terms and provisions of the Agreement shall remain in full force and effect, and are hereby in all respects ratified and confirmed by the parties hereto.


               [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first written above.

                              THE COMPANY:

                              ATRIUM CORPORATION


                              By:
                                 -----------------------------------------------
                              Name:
                                   ---------------------------------------------
                              Title:
                                    --------------------------------------------


                              PARENT:

                              D AND W HOLDINGS, INC.


                              By:
                                 -----------------------------------------------
                              Name:
                                   ---------------------------------------------
                              Title:
                                    --------------------------------------------

                              SECURITYHOLDERS:

                              HERITAGE FUND I, L.P.

                              By:    HF Partners I, L.P., its general partner


                              By:
                              Name:
                              Title:


                              HICKS, MUSE, TATE & FURST
                              EQUITY FUND III, L.P.

                              By:    HM3/GP Partners, L.P.,
                                     its General Partner

                              By:    Hicks, Muse GP Partners III, L.P.,
                                     its General Partner

                              By:    Hicks Muse Fund III Incorporated,
                                     its General Partner


                              By:
                              Name:
                                    --------------------------------------------
                              Title:
                                     -------------------------------------------


                              HM3 COINVESTORS, L.P.,

                              By:    Hicks, Muse GP Partners III, L.P.,
                                     its General Partner

                              By:    Hicks, Muse Fund III Incorporated,
                                     its General Partner


                              By:
                              Name:
                                    --------------------------------------------
                              Title:
                                     -------------------------------------------

                              JOE FOJTASEK



                              RANDALL S. FOJTASEK



                              RUSSELL S. FOJTASEK



                              FRED BENGTSON


                              JACK MARTIN FOJTASEK TRUST


                              By:
                                 O. Haynes Morris, Jr., Trustee



                              STEPHEN M. HUMPHREY


                              JOE FOJTASEK II TRUST


                              By:
                                 O. Haynes Morris, Jr., Trustee



                              JOE FOJTASEK, AS CUSTODIAN FOR PHILLIP MICHAEL FOJTASEK



                              JEFF L. HULL

                              MICHAEL HILLMEYER



                              DOW POINTER



                              KEVIN SCHUMACHER



                              JOHN CRAINE



                              JAMES WRIGHT



                              EDWIN BEACHLY


                              J. DAREN METROPOULOS
                              IRREVOCABLE TRUST


                              By:
                                 _______________________, Trustee


                              EVAN D. METROPOULOS
                              IRREVOCABLE TRUST


                              By:
                                 _______________________, Trustee



                              ROBERT DEAKIN

                              MICHAEL EASTERLY



                              JAMES GRESHAM



                              JAMES MCGLINN



                              RICHARD KETTLE


                              THOMAS BOWEN


                              P. MICHAEL FOJTASEK TRUST


                              By:
                                 O. Haynes Morris, Jr., Trustee



                              LOUIS W. SIMI, JR.



                              WILLIAM ROBINSON



                              GEORGE FROST



                              HORACE HICKS



                              C. DEAN METROPOULOS

                              SHIRLEY CRUTCHER



                              ERIC W. LONG



                              JILL ANDERSON



                              JAMEY RENTFROW



                              SYLVAN POMERANTZ



                              MARTIN COOK



                              AL ASHE



                              SCOTT MCGILL



                              THOMAS LAMANNA



                              PETE ZIEGLER